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                         LA JOLLA COVE INVESTORS, INC.
                          1795 UNION STREET, 3rd FLOOR
                         SAN FRANCISCO, CALIFORNIA 94123
                            TELEPHONE: (415) 409-8703
                            FACSIMILE: (415) 409-8704
                            E-MAIL: LJCI@PACBELL.NET

LA JOLLA                       www.ljcinvestors.com               SAN FRANCISCO
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                                October ___, 2003



Mr. D. Ronald Allen
Integrated Performance Systems Inc.
17300 North Dallas Parkway, Suite 2040
Dallas, TX 75248


Re: Amount Due from Integrated Performance Systems, Inc.
to La Jolla Cove Investors, Inc.


Dear Ronald:

This letter will set forth our agreement for the payment of the amount due from Integrated Performance Systems Inc. ("Integrated") to La Jolla Cove Investors, Inc. ("LJCI") in the amount of $56,909.42, plus interest on such amount at 9% from July 1, 2003.

Under the Securities Purchase Agreement, LJCI is to advance $250,000 to Integrated upon closing. It is agreed that LJCI will retain $56,909.42, plus interest on such amount at 9% from July 1, 2003, from the initial advance for the payment of the amount due from Integrated to LJCI.

If this letter correctly reflects our agreement regarding the payment of the amount owed from Integrated to LJCI, please acknowledge your agreement by signing below.


Sincerely,


Travis W. Huff
Portfolio Manager


Integrated Performance Systems Inc.

By: __________________________

Title: ________________________